EXHIBIT 99.1

NEWS RELEASE

Contact:	David Kimichik	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	SVP – Finance	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST ENTERS INTO
NINE NEW FRANCHISE AGREEMENTS INCLUDING
THE NEW MARRIOTT BEVERLY HILLS

Enters into Agreement to Convert the Crowne Plaza Beverly Hills to a Marriott Hotel and
Converts Eight Hotels from Brand-Managed to Franchised
DALLAS, August 12, 2013 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that as part of the Company’s ongoing asset management initiatives, it has entered into a franchise agreement to convert the 258-room, Crowne Plaza Beverly Hills to a Marriott after the expiration of the existing Crowne Plaza license agreement in March of 2015.
The conversion includes an extensive product improvement plan (PIP), estimated at $25 million, to include an upgrade of the Heating, Ventilation and Air Conditioning (HVAC) system, an extensive renovation of the guestrooms and public areas, including a transformational lobby renovation, and exterior improvements which will enhance the sense of arrival for guests. The newly-minted Marriott Beverly Hills will continue to be managed by Remington Lodging & Hospitality following the completion of the conversion.
Additionally, the Company also announced that on May 31, 2013 it completed the transfer of management from Marriott to Remington Lodging & Hospitality at seven of its select-service hotels

(SpringHill Suites Richmond Virginia Center; Residence Inn Phoenix Airport; Residence Inn Newark Silicon Valley, CA; Courtyard Oakland Airport; Courtyard by Marriott Newark Fremont, CA; Courtyard Palm Desert; and Residence Inn Palm Desert) and one full-service hotel (Marriott Suites Market Center Dallas). All of the franchise agreements include PIPs.
“We are very pleased with the conversion of these newly franchised assets and the planned repositioning of our Beverly Hills hotel. Our goal is always to maximize the value of our assets and create long-term value creation. We believe these initiatives will ultimately result in increased revenues and additional cost savings,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “The Marriott Beverly Hills is well positioned within the marketplace as presently there are few full service Marriot hotels near the hotel. We believe the conversion of our Beverly Hills hotel is well-timed and we expect to reap the benefits of this market demand.”
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; and the satisfaction of the condition to the completion of the spin-off . These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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